Exhibit 99.1

NEWS RELEASE

Contact:	Connie Chandler
Investor Relations
Tele: 714-573-1121
Email: investor_relations@mflex.com

M-FLEX FILES LAWSUIT IN DELAWARE COURT, ASKING COURT TO DIRECT

WBL, M-FLEX’S MAJORITY STOCKHOLDER, TO VOTE ITS SHARES

AGAINST THE OFFER TO ACQUIRE MFS

Suit alleges that WBL would breach its fiduciary duties and obligations to M-Flex’s minority stockholders unless it votes against the transaction.

Anaheim, CA, October 17, 2006 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry, announced today that it has filed a lawsuit in the Delaware Chancery Court seeking to direct WBL Corporation Limited (WBL), which is M-Flex’s majority stockholder, to vote its M-Flex shares against the issuance of shares of M-Flex common stock in connection with M-Flex’s proposed offer (the Offer) to acquire all of the outstanding ordinary shares of MFS Technology Ltd (MFS). WBL is also the majority stockholder of MFS. The complaint alleges that compliance with an Undertaking Agreement entered into by WBL, in which WBL agreed to vote its M-Flex shares in favor of the Offer, would result in WBL breaching its fiduciary duties and obligations to M-Flex’s minority stockholders.

M-Flex originally announced its intention to make the Offer on March 30, 2006. Subsequently, the independent special committee of M-Flex’s board of directors and M-Flex’s board have determined that under the current terms the Offer is contrary to the best interests of M-Flex and its unaffiliated stockholders (i.e., its stockholders who are not affiliated with WBL or its officers, directors or subsidiaries) and have issued a recommendation that M-Flex’s stockholders vote against the Offer. The change in recommendation was based on a number of factors, including among other things significant decreases in MFS’ net sales and net income since March 2006.

While the special committee and board have recommended against the Offer, M-Flex has not yet formally withdrawn the Offer. Under Singapore law, M-Flex is not permitted to withdraw the Offer without the consent of the Securities Industry Council (the SIC). Upon the change of recommendation regarding the Offer, M-Flex submitted an application to the SIC to immediately withdraw the Offer, which was denied by the SIC. M-Flex is filing an appeal with the SIC requesting that the SIC reconsider its earlier decision. If the SIC grants M-Flex’s application to withdraw the Offer, M-Flex will promptly withdraw the Form S-4 registration statement that M-Flex filed on June 27, 2006, with the U.S. Securities and Exchange Commission (SEC) in connection with the Offer, and will also voluntarily dismiss the complaint asking the court to direct WBL to vote against the Offer.

M-Flex’s certificate of incorporation requires among other things, that the Offer be approved by a majority of the outstanding shares present in person or by proxy at the meeting and held by M-Flex’s unaffiliated stockholders. M-Flex’s board and special committee, however, do not believe that this provision affords the minority stockholders the protection it is designed to provide, because hedge funds managed by Michael A. Roth and Brian J. Stark have acquired nearly a majority of M-Flex’s minority shares, and M-Flex believes that the Stark hedge funds do not have their economic interests aligned with M-Flex’s other minority stockholders.

“We believe that it is the intention of the Stark hedge funds to profit from an undisclosed ownership in MFS at the expense of M-Flex and its other stockholders,” said Phil Harding, M-Flex’s Chairman and Chief Executive Officer.

“Because of this, on October 11, 2006, M-Flex announced that it had filed a complaint against Roth, Stark and the Stark hedge funds alleging that the Stark hedge funds failed to provide complete and materially accurate information in their SEC filings regarding the nature of their holdings in M-Flex and MFS. Specifically, the Stark hedge funds failed to disclose that as of September 5, 2006, they own 32,075,000 shares of MFS, and that they have neutralized the economic risk of their shares in M-Flex through the use of derivative hedging instruments, such as short sales.

“Consequently, M-Flex must rely on WBL to vote against the Offer in order to prevent substantial harm to the company. Unfortunately, WBL has notified M-Flex that despite M-Flex’s offer to release WBL from its obligations under the Undertaking Agreement, WBL believes it is required to abide by the agreement and vote in favor of the Offer. Accordingly,

M-Flex believes that filing the lawsuit, while unpleasant, is necessary to protect M-Flex’s stockholders, and thus M-Flex is asking the court to declare that if WBL complies with the Undertaking Agreement, WBL would be violating its duties to M-Flex’s unaffiliated stockholders,” Harding said.

“We believe that as the majority stockholder of M-Flex, WBL owes M-Flex’s minority stockholders fiduciary duties that require WBL to vote against the Offer. M-Flex believes that M-Flex’s minority stockholders have no protection against a transaction that has been determined by our special committee and board to be contrary to the best interests of M-Flex and its minority stockholders,” he said.

Separately, M-Flex continues to work on its Form S-4 registration statement covering the Offer and intends to file an amendment to such Form S-4 registration statement shortly to address the initial comments received by M-Flex from the SEC, as well as the change in recommendation by M-Flex’s board and special committee. However, given their recommendation against the Offer, M-Flex’s board and special committee intend to take all actions reasonable and appropriate under applicable law to prevent the transaction, under its current terms, from occurring.

About M-Flex

M-Flex (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuit and value-added component assembly solutions to the electronics industry. The company is one of a limited number of manufacturers that provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The company targets its solutions within the electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the company’s products include mobile phones and smart mobile devices, personal digital assistants, mobile power adapters, medical devices, computer/data storage, and portable bar code scanners. M-Flex’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Certain statements in this news release are forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include, but are not limited to, statements and predictions regarding the outcome of the litigation against WBL and the Stark hedge funds, the intentions of various investors, M-Flex’s ability to withdraw the offer under the rules and regulations of the SIC and thus avoid a stockholders’ vote on the Offer, obtain an injunction requiring WBL to vote against the transaction or an injunction against the Stark hedge funds from voting in favor of the Offer and actions M-Flex may take in order to prevent the transaction from occurring. Additional forward-looking statements include, but are not limited to, any statement which is preceded by the words “allege,” “assume,” “believe,” “will,” “plan,” “expect,” “estimate,” “aim,” “intend,” “project,” “anticipate,” or similar words. Actual events or results may differ materially from those stated or implied by the company’s forward-looking statements as a result of a variety of factors. These forward-looking statements represent the company’s judgment as of the date of this news release. The company disclaims any intent or obligation to update these forward-looking statements.

Additional Information and Where to Find It

M-Flex has not yet commenced any offer for the shares of MFS. The offer, if made, will be made only pursuant to the Offer Document/Prospectus included in the Registration Statement on Form S-4 (the “S-4”) that was filed with the U.S. Securities and Exchange Commission (“SEC”) on June 27, 2006, which also contains a proxy statement with respect to the special stockholders meeting to be held by M-Flex. Information contained in this news release is not a substitute for the information contained in the S-4 or any other relevant document that M-Flex may file with the SEC. Stockholders and investors are urged to read the S-4 and any other relevant document filed with the SEC when they become available, and before making any voting or investment decision, because such documents will contain important information, including detailed risk factors about M-Flex, MFS and the proposed transaction. These documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request for such a filing to M-Flex at 3140 East Coronado Street, Anaheim, California, 92806, Attention: Investor Relations, or by telephone at (714) 573-1121, or by email to investor_relations@mflex.com, or through M-Flex’s website (www.mflex.com) as soon as reasonably practicable after such material is filed with or furnished to the SEC. This information also will be available on the website of the Singapore Securities Exchange Trading Limited at www.sgx.com.

M-Flex, MFS and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from M-Flex stockholders in connection with the proposed transaction. Information about the directors and executive officers of M-Flex and their ownership of M-Flex stock is set forth in the proxy statement for M-Flex’s 2006 Annual Meeting of Stockholders. Information about the directors and executive officers of MFS and their ownership of MFS shares is set forth in the annual report of MFS. Investors may obtain additional information regarding the interests of such participants by reading the S-4.

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